UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  Reported:  June 27, 2007


                   American Airlines, Inc.
   (Exact name of registrant as specified in its charter)


          Delaware               1-2691               13-1502798
(State of Incorporation) (Commission File Number)   (IRS Employer
                                                  Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas           76155
(Address of principal executive offices)             (Zip Code)


                          (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

AMR Corporation (AMR), parent company of American Airlines, Inc., is filing herewith a press release issued on June 27, 2007 as Exhibit 99.1, which is included herein. This press release was issued to provide an update on actions taken in the second quarter of 2007 as part of AMR's efforts to strengthen its balance sheet.





                          SIGNATURE



     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Kenneth W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  June 27, 2007


                        EXHIBIT INDEX


Exhibit        Description

99.1      Press Release


                                        Exhibit 99.1

                         CONTACT:       Andy Backover
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577

corp.comm@aa.com

FOR RELEASE:  Wednesday, June 27, 2007

            AMR CORPORATION CONTINUES EFFORTS TO
                STRENGTHEN ITS BALANCE SHEET

  COMPANY REDUCES INTEREST RATE ON $442 MILLION TERM LOAN,
    REFINANCES $236 MILLION IN AIRPORT FACILITY BONDS AND
            PREPAYS $48 MILLION OF AIRCRAFT DEBT

        ACTIONS TO YIELD APPROXIMATELY $12 MILLION OF
                 ANNUAL NET INTEREST SAVINGS


     FORT WORTH, Texas - AMR Corp., the parent company of American Airlines, Inc., today provided an update on actions taken in the second quarter of 2007 as part of its ongoing efforts to strengthen its balance sheet and build a stronger financial foundation. The Company said that these actions are expected to eliminate approximately $12 million in annual net interest expense.
     "We continue to make progress in strengthening our balance sheet, which gives us greater flexibility and builds our foundation for the future," said Thomas W. Horton, Executive Vice President of Finance and Planning and Chief Financial Officer of AMR. "We have more work ahead of us to reduce debt and improve our overall cost structure, but we believe that we are on the right path to position the Company for long-term success."
     Actions in the second quarter include:
  . American amended the $442 million floating rate term loan portion of its credit facility, which has been outstanding since December 2004, lowering the interest rate from 3.25 percent over LIBOR to 2.00 percent over LIBOR.
  . AMR's wholly-owned subsidiary, American Eagle Airlines, Inc., prepaid $48.2 million in principal amount of aircraft debt. The debt prepayment is in addition to AMR's $1.3 billion in scheduled principal payments in 2007.
  . American refinanced $127.7 million of bonds that were originally issued to fund facilities expansion and renovation at Dallas/Fort Worth International Airport, reducing the interest rate by 1.75 percentage points to 5.50 percent.
  . American refinanced $108.7 million in bonds that were originally issued to fund expansion and improvements at O'Hare International Airport in Chicago, reducing the interest rate by 2.70 percentage points to 5.50 percent.

     These efforts by AMR to improve its balance sheet follow similar actions taken by the Company earlier in 2007, which resulted in the elimination of more than $15 million in annual net interest expense.
     AMR anticipates ending the second quarter of 2007 with approximately $6.2 billion in cash and short-term investments, including a restricted balance of approximately $500 million, compared to a cash and short-term investment balance of $5.7 billion, including a restricted balance of $525 million, at the end of the second quarter of 2006.
     The Company expects to end the second quarter of 2007 with Total Debt, which the Company defines as the aggregate of its long-term debt, capital lease obligations, the principal amount of airport facility tax-exempt bonds and the present value of aircraft operating lease obligations, of approximately $17.3 billion. AMR's Total Debt was approximately $19.4 billion at the end of the second quarter of 2006 and approximately $20.1 billion at the end of 2005.
     The Company expects to end the second quarter of 2007 with Net Debt, which the Company defines as Total Debt less unrestricted cash and short-term investments, of approximately $11.6 billion, compared to Net Debt of approximately $14.2 billion at the end of the second quarter of 2006 and approximately $16.3 billion at end of 2005.









Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words "expects", "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook", "may," "will," "should" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs;
overall economic and industry conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based on information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. This release includes forecasts of total debt and net debt, and statements regarding the Company's liquidity, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations. The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements: the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and significantly reduce its costs; changes in economic and other conditions beyond the Company's control, and the volatile results of the Company's operations; the Company's substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely competitive business environment faced by the Company, and historically low fare levels; competition with reorganized and reorganizing carriers; the Company's reduced pricing power; the Company's likely need to raise additional funds and its ability to do so on acceptable terms; changes in the Company's business strategy; government regulation of the Company's business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company's international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; uncertainties with respect to the Company's relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company's ability to retain key management personnel; potential failures or disruptions of the Company's computer, communications or other technology systems; changes in the price of the Company's common stock; and the ability of the Company to reach acceptable agreements with third parties. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2006.








                            AMR CORPORATION
                  NON-GAAP AND OTHER RECONCILIATIONS
                              (Unaudited)


AMR Corporation               Estimate as of      As of          As of
Calculation of Net Debt       June 30, 2007*  June 30, 2006  Dec. 31, 2005


Current and long-term debt        $11,700         $13,148         $13,607
Current and long-term
capital lease obligations             900             972           1,088
Principal amount of
certain airport facility
tax-exempt bonds and the
present value of aircraft
operating lease obligations         4,700           5,257           5,435
                                   17,300          19,377          20,130
Less:  Unrestricted cash
and short-term investments          5,700           5,154           3,814

Net Debt                          $11,600         $14,223         $16,316

Note: The Company believes the Net Debt metric assists investors in understanding changes in the Company's liquidity and its progress in building a financial foundation under the Company's Turnaround Plan.

* The Company's estimates could differ from actual results.

   Current AMR Corp. news releases can be accessed on the
                          Internet.
             The address is:  http://www.aa.com